UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 19, 2010

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On February 19, 2010, Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant”), acquired 100% of the equity interests of PHW Las Vegas, LLC (“PHW Las Vegas”), which owns and operates the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. In connection with this transaction, PHW Las Vegas assumed a $554,340,000 senior secured term loan, and a subsidiary of Harrah’s Operating cancelled certain debt issued by PHW Las Vegas’ predecessor entities. In connection with the transaction and the assumption of debt, PHW Las Vegas entered into an amended and restated loan agreement (the “Amended and Restated Loan Agreement”) with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (“Lender”). The $554,340,000 outstanding under the Amended and Restated Loan Agreement bears interest at a rate per annum equal to LIBOR plus 2.859% (the “Applicable Interest Rate”) and is secured by the assets of PHW Las Vegas. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would delay maturity until April 2015.

Guaranty

In connection with the Amended and Restated Loan Agreement, the Registrant entered into a Guaranty Agreement (the “Guaranty”) for the benefit of Lender pursuant to which the Registrant guaranteed to Lender certain recourse liabilities of PHW Las Vegas pursuant to the Amended and Restated Loan Agreement. The Registrant’s maximum aggregate liability for such recourse liabilities of PHW Las Vegas is limited to an amount not to exceed $30,000,000 provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by the Registrant or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to the Registrant, to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty, the Registrant is required to maintain a net worth or liquid assets of at least $100,000,000. A copy of the Guaranty is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty (20) days prior written notice to Lender.

PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to the Planet Hollywood Resort and Casino, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Amortization

On each scheduled monthly payment date prior to the maturity date, PHW Las Vegas pays to Lender interest only accruing at the Applicable Interest Rate.

Certain Covenants and Events of Default

The Amended and Restated Loan Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of PHW Las Vegas to, among other things:

•	incur additional debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with affiliates;

•	create liens on certain assets to secure debt; and

•	engage in certain lines of business

The Amended and Restated Loan Agreement also contains certain customary affirmative covenants and certain customary events of default, including, without limitation, a failure to pay principal, interest or other amounts, violation of covenants, or the entry of a material judgment, bankruptcy or insolvency event. The events of default may allow for certain grace periods or materiality limitations.

Item 8.01	Other Events.

On February 19, 2010, Harrah’s issued a press release announcing the acquisition of PHW Las Vegas. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Guaranty Agreement, dated February 19, 2010, by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, series 2007-TFL2.

99.2	Press Release, dated February 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: February 25, 2010	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Guaranty Agreement, dated February 19, 2010, by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, series 2007-TFL2.

99.2	Press Release, dated February 19, 2010.